Exhibit 10.2

PROMISSORY NOTE

$______________.00	_________ , 2009

 Wellington, Florida

FOR VALUE RECEIVED, The QUANTUM GROUP, INC., a Nevada corporation (“Quantum” or the “Borrower”) promises to pay to the order of          (“Lender”) the principal sum of ________________ Thousand and no/100ths Dollars ($_____________.00) (the “Obligation”). No interest shall accrue during the term of this Note, except as otherwise provided herein. In lieu of interest hereon, Borrower hereby promises to pay to Lender the principal sum of _________________________ and _____/100ths Dollars ($___________.__) as payment in full (the “Principal Payment” or “Principal”). The difference between the Obligation and the Principal Payment shall be treated as “original issue discount” and be reported as interest income over the term of this Note.

1.

Maturity Date. The Principal Payment shall be due and payable on __________, 2009 (the “Maturity Date”). In the event the Obligation has not been paid in full by such Maturity Date, the Obligation, plus interest accruing from the date hereof through the date of payment at the rate of Fifteen Percent (15%), compounded monthly and on the basis of a 360-day year of twelve 30-day months, in arrears, on a proportionate basis, shall thereafter be payable Sixty (60) days after demand for payment by the Lender.

2.

Prepayment.   Borrower shall prepay any or all amounts due under this Note at the closing of any public or private financing for which the Company receives gross proceeds of at least $2,000,000.

3.

Method of Payment.  Any payment hereunder shall be made by certified or bank cashier’s check unless Lender has provided Borrower with appropriate wire instructions, in which event, the payment shall be made by wire transfer of “same day” funds.

4.

Default.  In the event of an occurrence of any event of default specified below, the Principal Payment shall become immediately due and payable without notice, except as specified below:

(a)

Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(b)

A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.

(c)

If (i) any judgment remaining unpaid, unstayed or undismissed for a period of 60 days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of 60 days, is in excess of $50,000, or (ii) there is any attachment or execution against Borrower’s properties remaining unstayed or undismissed for a period of 60 days which by itself or together with all other attachments and executions against Borrower’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $50,000.

5.

Successors and Assigns.  The Note is transferable and assignable by Lender or any subsequent assignee. All covenants, agreements and undertakings in the Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

6.

Notices.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or e-mail address listed below, or (iii) upon the first business day after deposit with an overnight courier for next morning delivery, or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid.

If to the Lender:

Attn:
Telephone:
Facsimile:
E-Mail:

If to the Borrower:

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

Attn:  Donald B. Cohen

Telephone:  (561) 798-988

Facsimile:  (561) 828-0454

E-Mail:

Any party may change by notice the address to which notices to that party are to be addressed by notifying all of the other parties are provided above.

7.

Waiver/Amendment.  Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Note and consents to any extension or postponement of the time of payment or any other indulgence. The Note may only be amended or modified by written agreement signed by Borrower and the Lender.

8.

Expenses.  In any action or proceeding for breach of the Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Lender shall be entitled to recover from Borrower all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

9.

Choice of Law.  The Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida.  The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Note will be in any federal or state court in the state of Florida having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

10.

       Optional Equity Conversion. The Lender will have the right to convert any or all of the Principal Payment at Lenders discretion for Common Shares of Borrower at a price of $0.50 per share by notifying the Borrower in writing at any time prior to date of Maturity. All Common Shares will issue as 144 restricted shares as the term is defined by the Securities and Exchange Commission.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS NOTE, BORROWER HEREBY (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF FLORIDA (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

***SIGNATURE ON FOLLOWING PAGE***

IN WITNESS WHEREOF, the Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

“BORROWER”

The Quantum Group, Inc. a Nevada corporation

By:

Its:

Accepted:

“LENDER”

Name:

By:

Its: